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

                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                                                                MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)


                                                                                                             FOR THE PERIOD
                                      FOR THE YEAR ENDED                 FOR THE YEAR ENDED                   JUNE 19, 1998
                                      DECEMBER 29, 2000                   DECEMBER 31, 1999              TO DECEMBER 25, 1998
                           ---------------------------------  ---------------------------------  ----------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED        PREFERRED       PREFERRED
                           CAPITAL TRUST IV  FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV, L.P.
                           ----------------- ---------------  ----------------- ---------------  ----------------- ----------------


Earnings                       $ 29,361           $ 34,478        $ 29,361           $ 34,428         $ 15,578            $ 18,274
                               ========           ========        ========           ========         ========            ========


Fixed charges                  $      -           $      -        $      -           $      -         $      -            $      -

Preferred securities
 distribution
 requirements                    28,480             29,361          28,480             29,361           15,110              15,578
                               --------           --------        --------           --------         --------            --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 28,480           $ 29,361          28,480           $ 29,361         $ 15,110            $ 15,578
                               ========           ========        ========           ========         ========            ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17             1.03                1.17


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